UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/27/2011

NMT Medical, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21001

Delaware	95-4090463
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

27 Wormwood Street, Boston, MA 02210-1625
(Address of principal executive offices, including zip code)

617-737-0930
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

    Effective Monday February 7, 2011, the Company's common stock will be delisted from the NASDAQ Capital Market and the Company's common stock will be listed and traded on the OTCQB(TM) Marketplace. The Company's symbol on the OTCQB(TM) will remain NMTI. The OTCQB(TM) market is operated by OTC Markets Group, Inc. and is available only to OTC securities that are registered and fully reporting with the Securities and Exchange Commission (the "SEC") or that report to banking or insurance regulators. Commencing February 7, 2011, investors will be able to view real time stock quotes for NMTI at http://www.otcmarkets.com and through most online broker websites.

    On January 27, 2011, the Company received a staff determination letter (the "Determination Letter") from NASDAQ informing the Company that it had not regained compliance with the requirements for continued listing set forth in NASDAQ listing rule 5550(b)(2) (the "MVLS Rule") as a result of the Company not regaining compliance with the $35 million minimum market value of listed securities requirement for continued listing on The Nasdaq Capital Market. In that same Determination Letter, the Company was also informed that is had not regained compliance with the requirements for continued listing set forth in NASDAQ listing rule 5550(a)(2) (the "Bid Price Rule"). The Company previously disclosed on a Form 8-K filed on August 4, 2010 with the SEC, that on July 30, 2010 the Company received a letter from the NASDAQ Listing Qualifications Department providing notification that the bid price of the Company's common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with the Bid Price Rule. In accordance with listing rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until January 26, 2011, to regain compliance with the Bid Price Rule by having a closing bid price for a minimum of ten consecutive business days at $1.00 per share or higher. The Company was not able to regain compliance. The Form 8-K filed on August 4, 2010, also disclosed that a second notification from NASDAQ was received on July 30, 2010, providing notification that, for the previous 30 consecutive business days, the Company also failed to comply with the $35 million minimum market value of listed securities requirement for continued listed on The Nasdaq Capital Market, and as a result failed to comply with the MVLS Rule. In accordance with listing rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until January 26, 2011, to regain compliance with the MVLS Rule by having it's Market Value of Listed Securities close at $35 million or more for a minimum of 10 consecutive business days at anytime during the 180 calendar period. The Company was not able to regain compliance. The Company decided not to appeal the Staff Determination.

    On February 2, 2011, the Company issued a press release (a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K) describing the foregoing.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.
    See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT Medical, Inc.

Date: February 02, 2011	By:	/s/ Richard E. Davis
Richard E. Davis
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	PRESS RELEASE OF NMT MEDICAL, INC. DATED FEBRUARY 2, 2011